CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (No. 333-142455) of Separate Account No. 206 of AXA Equitable Life Insurance Company, of our report dated April 11, 2018, relating to the consolidated financial statements of AXA Equitable Life Insurance Company, which appears in such Registration Statement. We also consent to the references to us under the headings “Condensed Financial Information” and “Custodian and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 11, 2018